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                                                                   EXHIBIT 10.05

Confidential Treatment Requested

                        DEVELOPMENT AND LICENSE AGREEMENT

        This Development and License Agreement (the "Agreement") is made and entered into as of the 14 day of May, 1999, by and between Neoforma, Inc., a corporation organized and existing pursuant to the laws of the State of Delaware, with principal offices at 3255-7 Scott Boulevard, Santa Clara, California 95054 ("Neoforma") and Emergency Care Research Institute, a nonprofit corporation organized and existing pursuant to the laws of the Commonwealth of Pennsylvania, with principal offices at 5200 Butler Pike, Plymouth Meeting, Pennsylvania 19462-1298 ("ECRI").

                                    RECITALS

        WHEREAS, ECRI is an international nonprofit health services research agency which is extensively involved in various aspects of healthcare, and particularly in the review, categorization, assessment, evaluation, rating, organization and monitoring of healthcare and medical technology;

        WHEREAS, ECRI owns and maintains an extensive coding system known as the Universal Medical Devices Nomenclature System (hereinafter called "UMDNS") and an extensive international database of medical device manufacturers, products, and related data elements known as Sourcebase, both of which constitute valuable, proprietary intellectual property rights of ECRI;

        WHEREAS, Neoforma is in the business of providing medical product and technology-related information to users of medical products and technology through its Internet web site;

        WHEREAS, Neoforma wishes to obtain and ECRI wishes to grant non-exclusive rights to Neoforma to use certain data elements of the Sourcebase and certain ECRI Content and Services (as hereinafter defined) for the purpose of promoting the use of this information through and by way of Neoforma's Internet web site; and

        WHEREAS, Neoforma and ECRI (each a "Party" and collectively, the "Parties") wish to jointly develop and market an equipment Planning System (as defined below) and to use such in accordance with the terms of this Agreement;

        NOW THEREFORE, with the foregoing recital incorporated by reference, in consideration of the premises and mutual covenants hereinafter contained, the Parties hereto agree as follows:

        1.      DEFINITIONS.

                1.1 "Deliverables" means the various content, databases, data, product information and similar materials being provided by ECRI to Neoforma (including the ECRI Content and Services to the extent actually delivered to Neoforma) for use or incorporation in



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the Planning System, or otherwise incorporated into or linked to the Neoforma
Web Site (defined below), as are more further and specifically set forth in the Development Schedule.

                1.2 "Development Schedule" means the development schedule for developing, producing and commencing operation of the Planning System set forth in Exhibit A.

                1.3 "ECRI Content and Services" means databases, written content, study and survey results, analysis and similar information relating to healthcare and medical products created and maintained by ECRI, whether currently in existence or developed in the future, consisting of the information set forth in Exhibit D.

                1.4 "ECRI Web Site" means ECRI's Internet web sites accessible through the URLs www.ECRI.org, www.healthcare.ecri.org and www.ecriy2k.org or such other URL or URLs as ECRI may in its discretion determine and any other web sites which may be developed and owned by ECRI hereafter which serve essentially the same function as such existing ECRI Web Site.

                1.5     "Effective Date" means the date of this Agreement.

                1.6 "Integration" means the integration of selected and agreed upon ECRI Content and Services into the Neoforma Web Site.

                1.7 "Intellectual Property Rights" means all current and future patent rights, copyrights, mask work rights, trade secrets and other intellectual property rights.

                1.8 "Neoforma Web Site" means Neoforma's Internet web site accessible through the URL www.neoforma.com or such other URL or URLs as Neoforma may in its discretion determine and any other web sites which may be developed and owned by Neoforma hereafter which serve essentially the same function as such existing Neoforma Web Site.

                1.9 "Neoforma Content" means any text, graphics, design, photography, artwork, audio, video or other forms of expression which exist now or in the future on the Neoforma Web Site to the extent they do not consist solely of data or information provided by ECRI to Neoforma as Deliverables pursuant to this Agreement.

                1.10 "Planning Advertising Model Projections" means that percentage of total revenue derived from advertising or other fee generating activities of Neoforma in operating the Planning System Application Advertising, which percentage and manner of calculating the same is set forth in Exhibit B.

                1.11 "Planning Application Advertising Model" means the planning system as further described in Exhibit C.



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                1.12    "Planning System" means the jointly owned and developed
database of healthcare facility planning information and it does not include the software applications built off the Planning System.

                1.13 "Planning Application Subscription Model" means the CD-ROM or web based customizable software.

                1.14 "Sourcebase" means ECRI's proprietary product known as Sourcebase, which consists of an international database of medical device manufacturers and suppliers along with an extensive set of data elements, such as company names, addresses, telephone numbers, facsimile numbers, URLs and e-mail addresses of such manufacturers and lists of their respective products indexed according to UMDNS-related synonyms, as such database may be revised, updated and improved from time to time by ECRI.

                1.15 "Sourcebase CD-ROM" means the CD-ROM version of the Sourcebase with such additional data elements as may be added to the Sourcebase from time to time by ECRI.

                1.16 "Sourcebook" means the hard copy printed version of the Sourcebase in its current form and in such future forms as may exist, published by ECRI which includes listings of medical device manufacturers and suppliers with such data elements as it currently includes and as may be added from time to time.

                1.17 "Specifications" means any and all specifications provided by Neoforma to ECRI relating to the form, format, arrangement, configuration, layout, code type, etc. of the ECRI Content and Services being provided by ECRI to Neoforma to carry out the purposes of this Agreement, including but not limited to, those for the Sourcebase, which are set forth in Exhibit D and those for the Deliverables relating to the Planning System, which are as set forth in Exhibit A.

        2.      SOURCEBASE.

                2.1 Sourcebase Delivery Obligations. ECRI will deliver the agreed upon data elements of Sourcebase to Neoforma in such format and together with such ancillary materials as are set forth in Exhibit D as soon as practicable, but in no event not later than 60 calendar days following the execution of this Agreement. Following the date of this Agreement, ECRI agrees that it shall deliver to Neoforma, any and all revisions, updates or improvements to such data elements of the Sourcebase at mutually agreed upon times.

                2.2 Vendor Information for Sourcebase Received Through Neoforma Web Site. Neoforma shall provide to ECRI all information which it receives through the Neoforma Web Site which it, or the party supplying such information, desires be included in the Sourcebase for ECRI's review, analysis and approval for inclusion in the Sourcebase. ECRI agrees to use its best efforts to review and analyze such information promptly and to notify



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Neoforma as to whether or not such information will be included in the
Sourcebase, and if the information is included in the Sourcebase, to provide Neoforma with any revisions, updates or improvements to the Sourcebase which is necessitated by such information as provided for in Section 2.1 hereof. Neoforma shall be permitted to assign special temporary vendor numbers which are compatible with ECRI vendor numbers to vendors who have not yet been approved for inclusion in the Sourcebase which permit Neoforma to include such vendors in its database pending ECRI's approval of such vendors or products for inclusion in the Sourcebase or with respect to vendors that are enrolled in Neoforma and not included in the Sourcebase.

                2.3 License Grant. ECRI hereby grants Neoforma a non-exclusive, non-transferable license to use, replicate, copy and display the data elements from the Sourcebase listed in Exhibit D on the Neoforma Web Site. Notwithstanding the foregoing, in order to increase traffic to the Neoforma Web Site and increase revenue for the Planning System and recognizing that Neoforma will be contributing content included in Sourcebase, ECRI agrees that during the term of this Agreement and any extensions it shall not directly or through any third party disseminate the agreed upon data elements of the Sourcebase through the Internet in furtherance of any e-commerce business engaged in hosting a web site that processes Internet transactions for selling new or used medical products that directly competes with Neoforma except through those organizations with which ECRI has documented preexisting relations as of the Effective Date of this Agreement. ECRI shall have the right to terminate the restriction contained in this subsection regarding the limitation on the use of the Sourcebase in e-commerce (i) following Neoforma's failure to develop Planning System in a manner consistent with the Development Schedule, (ii) following Neoforma's failure to use and promote the Planning System, subject to its having a sixty
(60) day period in which to cure such deficiency, (iii) in the event Neoforma is involved in any bankruptcy proceeding pursuant to Section 7.2 hereof, (iv) in the event that Neoforma fails to make payments in accordance with Section 6 of this Agreement, (v) in the event that Neoforma violates the obligations in
Section 6.3 of this Agreement or (vi) if ECRI elects and Neoforma agrees to a termination or partial termination of such restriction. Notwithstanding the above, after the first six (6) months of this Agreement, ECRI may at its option terminate the restriction contained in this subsection for any reason upon giving Neoforma six (6) months notice prior to any display of the agreed upon data elements in which event the Annual Fees listed under Section 6.2 shall be reduced by fifty (50) percent starting at the date of such notice. The Parties agree that the Neoforma Web Site may include Neoforma's vendors not listed in Sourcebase provided that Neoforma shall take sufficient steps to assure that any vendors which shall not have been evaluated or approved by ECRI shall be clearly delineated from those that have.

                2.4 Sourcebook and Sourcebase CD-ROM Promotion. Neoforma agrees to promote ECRI's sales of the printed Sourcebook and Sourcebase CD-ROM on the Neoforma Web Site through its displaying references to its availability and the manner of obtaining it from ECRI on the Neoforma Web Site. ECRI agrees to promote the Sourcebook and Sourcebase CD-ROM as accessible on the Neoforma Web Site.



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        3.      OTHER ECRI CONTENT AND SERVICES.

                3.1 Use of ECRI Content and Services. The Parties agree that Neoforma will reference or promote the ECRI Content and Services on the Neoforma Web Site. Following the date of this Agreement, ECRI agrees that it shall notify Neoforma of appropriate new developments of the ECRI Content and Services and the parties will mutually determine whether such materials will be included on the Neoforma Web Site.

                3.2 Promotion of UMDNS. Neoforma and ECRI agree to work closely together to continue the development of and to promote the Universal Medical Device Nomenclature System ("UMDNS"). Neoforma shall map its categorization scheme on the Neoforma Web Site using the UMDNS and promote UMDNS on the Neoforma Web Site as being the desired standard. Neoforma shall be permitted to use the UMDNS definitions to enhance and augment its database usage. ECRI and Neoforma shall work together to develop new terms and codes within UMDNS and to improve and refine existing terms and codes , subject to limits imposed by ECRI's agreements with various third parties, quasi-governmental and governmental agencies.

        4.      CO-BRANDING OF PRODUCTS AND SERVICES.

                4.1 Co-Branding of Products and Services. ECRI and Neoforma hereafter agree that they shall work jointly to promote and sell various of the ECRI Content and Services on the Neoforma Web Site ("Co-branding"). The terms and conditions of any such Co-Branding arrangements shall be mutually agreed to in writing by ECRI and Neoforma in the future and copies of such agreements shall be appended as Exhibit G to this Agreement from time to time hereafter.

                4.2 Consideration for Co-branding. The amount of fee payable to Neoforma for any goods or services sold through Co-branding may vary based upon various factors to be mutually agreed upon by the parties, including which party processes the payment for the transaction and the level of participation of each party in consummating the particular transaction. In the event Neoforma processes the payment for any transaction it agrees to remit to ECRI such payment net of any fee it is entitled to no later that thirty (30) days following the receipt of such payment. Similarly, in the event ECRI processes the payment for any transaction it agrees to remit any fee owing to Neoforma as a result of such transaction no later that thirty (30) days following the receipt of such payment. The party which collected any payments pursuant to this Co-branding arrangement during the prior month shall remit the aggregate payment net of any fee (if Neoforma) or fee (if ECRI) along with and sufficient supporting books and reports for such consideration to the other party together with such payment or fee.



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                4.3     Non-Exclusive Provider. ECRI acknowledges that Neoforma,
without notice to, or consent from ECRI, may enter into other co-brand and content purchase agreements with providers of healthcare and medical information or other similar content to that provided by ECRI for purchase, display and/or access on the Neoforma Web Site except as specified under Section 6.3 of this Agreement.

        5.      PLANNING SYSTEM DEVELOPMENT.

                5.1 Initial Development. Each Party agrees to work with the other to design, develop and commence operation of the Planning System and to provide any Deliverables relating to the Planning System for which it responsible pursuant to the Development Schedule, which is attached as Exhibit A and the parties shall mutually develop a schedule for future applications including but not limited to the Planning Application Subscription Model, which shall be appended as Exhibits hereto.

                5.2 Change Orders. All changes to Specifications relating to the Planning System will be subject to the mutual agreement of the Parties. The Parties agree that the Planning System may be implemented over time in conjunction with the various phases of the Integration. Accordingly, the Parties agree to periodically update or revise the Specifications and the Development Schedule to coincide with various phases of the Integration.

                5.3 Planning System Fees. The portion of user fees, advertising revenue or other revenue which ECRI shall be entitled to for the initial phases of the Planning System are set forth on Exhibit B hereto. The Parties shall mutually agree in advance as to the such amounts for each future applications of the Planning System, such as the Planning Application Subscription Model, such amounts which shall not be less than [*] nor greater than [*] of subscription, advertising, or other revenue.

                5.4 Ownership rights and License Grant. The Planning System shall be jointly owned by Neoforma and ECRI, and each party shall have the right to exploit such system subject to the terms and conditions of this Agreement. Subject to the licenses granted under this section, Neoforma reserves all title and ownership to the Planning System software and web technology and its associated intellectual property rights and ECRI reserves all title and ownership to its internal applications based on the Planning System. During the term of this Agreement and any extensions and for two (2) years thereafter, Neoforma grants to ECRI a worldwide, nonassignable, nonexclusive right to use any and all planning application models and programs developed under this Agreement, any extensions thereof, or described in any Exhibits hereto.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



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        6.      ADDITIONAL OBLIGATIONS OF THE PARTIES.

                6.1 Business practices. To protect and preserve the goodwill and image of each Party and its respective products, each Party shall (i) conduct business in a manner that reflects favorably at all times on the other Party or such Party's products, business reputation or image, and (ii) make no false or misleading representations regarding the other Party or such Party's products, business reputation or image. Neoforma agrees to refrain from using or displaying ECRI's name or any ECRI trademark in a manner that would suggest that ECRI endorses any medical product or endorses, funds, or accepts funding from any medical device or pharmaceutical manufacturer. In addition to the foregoing, each Party's web site shall prominently display a notice regarding the other Party's conflict-of-interest policies, if any, in a manner and form that is mutually agreed upon by the Parties.

                6.2 Payments. From the date of this Agreement until the one year anniversary of this Agreement, Neoforma's obligations to pay ECRI shall be limited to revenue sharing as provided for under this Agreement. During the second and third years of the term of this Agreement, Neoforma shall pay to ECRI a nonrefundable fee equal to Six Hundred Thousand Dollars ($600,000) per year (the "Annual Fee"), which shall be credited against any revenue sharing payments accruing to ECRI under this Agreement. Such Annual Fee shall be payable by Neoforma to ECRI in equal monthly installments commencing thirty days after the first year anniversary of the Effective Date of this Agreement. Revenue sharing payments shall be payable by Neoforma to ECRI no later than thirty (30) days following the receipt of any such payment, subject to the aforementioned credit of the Annual Fee. For a two (2) year period following termination or expiration of this Agreement, Neoforma shall make royalty payments to ECRI in an amount equal to and in accordance with the terms of the revenue sharing arrangement hereunder.

                6.3 Restrictions. Neoforma agrees that (i) during the term of this Agreement, any extension thereof, and sixth (6) months thereafter it will not directly or indirectly display, license, sell, or otherwise commercially exploit any medical device nomenclature, coding, product comparison or product evaluation information that directly compete with ECRI (other than that created by Neoforma and ECRI under this Agreement), (ii) during the term of this Agreement, any extensions, and for two (2) years thereafter it shall not provide or attempt to provide a paper based directory or CD-ROM that competes with the Sourcebook or Sourcebase, and (iii) in the event that Neoforma is acquired by or otherwise affiliated with a direct competitor of ECRI during the two year period following termination or expiration hereof, then the parties will agree on mutually agreeable compensation formula in addition to all other rights and remedies under this Agreement; provided that ECRI has performed it obligations under this Agreement.


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        7.      TRADEMARK LICENSES.

                7.1 Trademark License Grant. ECRI grants to Neoforma a world-wide, non-exclusive, nontransferable license to use ECRI's trademarks and/or service marks set forth on Exhibit E.1 (the "ECRI Trademarks") in the Neoforma Web Site and in any promotional materials distributed by Neoforma with respect thereto. Neoforma grants to ECRI a world-wide, non-exclusive, nontransferable license to use Neoforma's trademarks and/or service marks set forth on Exhibit E.2 (the "Neoforma Trademarks") in the ECRI Web Site and in any promotional materials distributed by ECRI with respect to the Neoforma Web Site or any portion thereof or any links to the Neoforma Web Site contained on the ECRI Web Site.

                7.2 ECRI's Rights. Neoforma acknowledges that it has no proprietary interest in the ECRI Trademarks (other than the license granted herein). Neoforma's use of the ECRI Trademarks will not create any right, title or interest of Neoforma in or to the ECRI Trademarks. Neoforma agrees that it will do nothing inconsistent with ECRI's ownership of the ECRI Trademarks and that all use of the ECRI Trademarks by Neoforma shall inure to the benefit of ECRI. Neoforma shall not register or attempt to register the ECRI Trademarks in any jurisdiction without the prior written permission of an officer of ECRI. Neoforma agrees to keep ECRI appraised of its manner of using of the ECRI Trademarks other than as is obvious from a review of the Neoforma Web Site.

                7.3 Neoforma's Rights. ECRI acknowledges that it has no proprietary interest in the Neoforma Trademarks (other than the license granted herein). ECRI's use of the Neoforma Trademarks will not create any right, title or interest of ECRI in or to the Neoforma Trademarks. ECRI agrees that it will do nothing inconsistent with Neoforma's ownership of the Neoforma Trademarks and that all use of the Neoforma Trademarks by ECRI shall inure to the benefit of Neoforma. ECRI shall not register or attempt to register the Neoforma Trademarks in any jurisdiction without the prior written permission of an officer of Neoforma. ECRI agrees to keep Neoforma appraised of its manner of using the Neoforma Trademarks.

        8.      TERM AND TERMINATION.

                8.1 Term. This Agreement shall become effective on the Effective Date and shall remain in full force and effective for a period of three (3) years from the Effective Date or until terminated pursuant to this
Section 8.

                8.2 Events of Default by ECRI. Neoforma shall have the right to terminate this Agreement and its further obligations hereunder upon the occurrence of any of the following events of default (subject to ECRI's ability to cure or remedy such event as described in Section 8.4):



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                        (a)     ECRI is involved in any voluntary or involuntary
bankruptcy proceeding, or any other proceeding concerning insolvency, dissolution, cessation of operations, or reorganization of indebtedness or has a receiver appointed over its affairs and the proceeding or appointment is not dismissed within 60 days;

                        (b) ECRI becomes unable to pay its debts as they mature in the ordinary course of business or makes an assignment for the benefit of its creditors; or

                        (c) ECRI is in material default of any provision of this Agreement.

                8.3 Events of Default by Neoforma. ECRI shall have the right to terminate this Agreement and its further obligations hereunder upon the occurrence of any of the following events (subject to Neoforma's ability to cure or remedy such events as described in Section 8.4):

                        (a) Neoforma becomes involved in any voluntary or involuntary bankruptcy proceeding or any other proceeding concerning insolvency, dissolution, cessation of operations, or reorganization of indebtedness, or has a receiver appointed over its affairs and the proceeding or appointment is not dismissed within 60 days;

                        (b) Neoforma becomes insolvent or unable to pay its debts as they mature in the ordinary course of business or makes an assignment for the benefit of its creditors; or

                        (c) Neoforma is in material default of any provision of this Agreement; or

                        (d) Neoforma transfers its license to, or otherwise becomes affiliated with, any direct competitor of ECRI, either in the normal course of business or through the sale of its assets to a third party

                8.4 Right to Cure Event of Default. Upon the occurrence of any event of default entitling a Party to terminate this Agreement (excepting those events set forth under subsections 8.2 (a) or (b) and 8.3 (a) or (b) hereof), the non-defaulting Party may send notice of termination, specifying the nature of the default, to the other Party. The non-defaulting Party shall permit 60 calendar days, following the date of such notice to enable the other Party to cure the default to the non-defaulting Party's satisfaction. Failure to cure the default shall result in termination without further notice by the non-defaulting Party, unless such non-defaulting Party extends the cure period by written notice or withdraws the default notice; however, in no event shall any such termination relieve ECRI of its obligations under Section 2.1 of this Agreement.

                8.5 Duties Upon Termination. Upon expiration or termination of this Agreement, each Party shall return or destroy the Confidential Information (defined below) of the other Party and the trademark and service mark licenses granted in Section 7 hereof shall



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terminate. All amounts owing shall be accelerated and shall become immediately payable; however, in the event of termination under Section 8 (d) or in the event that Neoforma fails to make payments as specified under this Agreement, Neoforma shall be responsible for the balance of any and all unpaid Annual Fees set forth and as specified. Either Party may request in writing that the other Party certifies that it has complied with its obligations hereunder. Upon the termination of this Agreement Neoforma shall have the right to continue using the UMDNS device terms and codes, Sourcebase manufacturer names, product codes, and manufacturer street address, e-mail, URL, and phone numbers, but will not have the right to continue using any other Sourcebase data elements without the prior written permission of ECRI and the payment of an agreed upon licensing fee. Following any termination of this Agreement, each Party shall cease in making any representation or statement to the effect that they remain affiliated with one another.

                8.6 Survival. The rights and obligations of the Parties pursuant to the following Sections shall survive termination or expiration of this Agreement for any reason, 5.4, 6.2, 6.3, 8.5, 9.1, 9.2, 10.3, 10.4, 10.5,
11 and 12.

        9.      OWNERSHIP.

                9.1 Neoforma Intellectual Property Rights. Except as otherwise provided herein, Neoforma shall own and retain all right, title, and interest in and to any technology or information otherwise developed or created solely by Neoforma.

                9.2 ECRI Intellectual Property Rights. Except as otherwise provided herein, ECRI shall own and retain all right, title, and interest in and to any technology, content, data or information otherwise developed or created solely by ECRI. ECRI grants to Neoforma a perpetual license to use the UMDNS device terms and codes. ECRI shall be the sole owner of the UMDNS and the Sourcebase, including but not limited to any adaptations thereof under this Agreement, and any rights granted to Neoforma herein are for the sole purpose of allowing Neoforma to exercise its rights under this Agreement. Neoforma shall place ECRI copyright notices and/or other proprietary legends on the Neoforma Web Site in a form and manner acceptable to ECRI.

        10.     WARRANTIES AND INDEMNIFICATION.

                10.1 Limited Warranty. Each Party warrants to the other that the Deliverables made by it to the other will substantially conform to their relevant Specifications.

                10.2 Disclaimer of Warranties. THE FOREGOING WARRANTIES ARE THE SOLE WARRANTIES EXPRESS OR IMPLIED GIVEN BY EACH PARTY TO THE OTHER IN CONNECTION WITH ITS DELIVERABLES AND EACH PARTY DISCLAIMS ALL OTHER WARRANTIES TO THE OTHER, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.



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                10.3    Proprietary Rights Warranties. Each Party warrants to
the other that it has the necessary rights to grant the licenses granted herein without violating or infringing upon the patents, trade secrets, trademarks, service marks or copyrights of third parties.

                10.4    ECRI Intellectual Property Rights Indemnity.

                        (a) ECRI shall indemnify and hold harmless Neoforma, its officers, directors, and employees against any claims, actions or demands arising from the breach of the warranty in Section 10.3.

                        (b) This obligation is contingent upon (1) Neoforma giving prompt written notice to ECRI of any such claim, action or demand, (2) Neoforma allowing ECRI to control the defense and related settlement negotiations and (3) Neoforma fully assisting in the defense so long as ECRI reimburses Neoforma for its reasonable expenses and employee time.

                        (c) In the event that any such claim, action, or demand is made against Neoforma, Neoforma will promptly furnish ECRI with copies of any and all documents (inclusive of all correspondence and pleadings other than attorney-client communications) pertaining thereto. Neoforma will also keep ECRI continuously and fully informed in a timely manner as to the status of the same and will provide ECRI with copies of any additional documents pertaining thereto.

                10.5    Neoforma Intellectual Property Right Indemnity.

                        (a) Neoforma shall indemnify and hold harmless ECRI, its officers, directors, and employees against any claims, actions or demands arising actual or alleged infringement of any patent, trade secret, trademark service mark, copyright or other proprietary right by Neoforma or Neoforma's Web Site.

                        (b) This obligation is contingent upon (1) ECRI giving prompt written notice to Neoforma of any such claim, action or demand,
(2) ECRI allowing Neoforma to control the defense and related settlement negotiations and (3) ECRI fully assisting in the defense so long as Neoforma reimburses ECRI for its reasonable expenses and employee time.

                        (c) In the event that any such claim, action, or demand is made against ECRI, ECRI will promptly furnish Neoforma with copies of any and all documents (inclusive of all correspondence and pleadings other than attorney-client communications) pertaining thereto. ECRI will also keep Neoforma continuously and fully informed in a timely manner as to the status of the same and will provide Neoforma with copies of any additional documents.



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        11.     LIMITATION OF LIABILITY. EXCEPT FOR ANY LIABILITY ARISING OUT OF
A BREACH OF THE CONFIDENTIALITY PROVISIONS OF THIS AGREEMENT SET FORTH IN
SECTION 12 HEREOF, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY LOST PROFITS, LOSS OF MARKET OR OPPORTUNITY AND/OR INCIDENTAL OR CONSEQUENTIAL LOSS
OR DAMAGE HOWSOEVER ARISING IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, PURSUANT TO ANY CLAIM IN CONTRACT, NEGLIGENCE, TORT, STRICT
LIABILITY, OR OTHER THEORY.

        12.     CONFIDENTIALITY.

                12.1    Confidentiality.

                        (a) "Confidential Information" is any information disclosed by one Party to the other in connection with this Agreement and which the receiving Party knows or has reason to know is regarded as confidential information by the disclosing Party. The Confidential Information will include, but will not be limited to, trade secrets, the structure, sequence and organization of the source code of computer software, marketing plans, techniques, processes, procedures and formulae. For each item of Confidential Information, the Party disclosing the item shall be called the "Disclosing Party," and the Party receiving the item shall be called the "Receiving Party."

                        (b) The Receiving Party shall hold all Confidential Information of the Disclosing Party in trust and confidence, and protect it as the Receiving Party would protect its own confidential information (which, in any event, shall not be less than reasonable protection) and shall not use such Confidential Information for any purpose other than that contemplated by this Agreement. Unless agreed by the Disclosing Party in writing, the Receiving Party shall not disclose any Confidential Information of the Disclosing Party, by publication or otherwise, to any person other than employees and contractors (such as contract manufacturers or software developers) who (i) are bound to written confidentiality obligations consistent with and at least as restrictive as those set forth herein and (ii) have a need to know such Confidential Information for purposes of enabling a Party to exercise its rights and perform its obligations pursuant to this Agreement. The foregoing confidentiality obligation shall be effective for a period of five (5) years after first disclosure of the Confidential Information pursuant to the terms of this Agreement, provided however, that each Party will comply with any obligations of confidentiality as may be imposed pursuant to agreements with third parties for longer periods (each Party hereby shall disclose to the other in writing such obligations of confidentiality that may be imposed pursuant to such agreements with third parties at the time of disclosure).

                12.2 Exceptions. The obligations specified in this Section 12 shall not apply to any Confidential Information to the extent that:

                        (a) it is already known to the Receiving Party without restriction prior to the time of disclosure by the Disclosing Party;

                        (b) it is acquired by the Receiving Party from a third party without confidentiality restriction and does not originate with the Disclosing Party;

                        (c) it is independently developed or acquired by the Receiving Party by employees or contractors without access to such Confidential Information;

                        (d) it is approved for release by written authorization of the Disclosing Party;

                        (e) it is in the public domain at the time it is disclosed or subsequently falls within the public domain through no wrongful action of the Receiving Party;

                        (f) it is furnished to a third party by the Disclosing Party without a similar restriction on that third party's right of disclosure;

                        (g) it is disclosed pursuant to the requirement of a governmental agency or disclosure is permitted or required by operation of law, provided that the Receiving Party uses its best efforts to notify the Disclosing Party in advance of such disclosure and seeks confidential treatment for such Confidential Information.

                12.3 Confidentiality of Agreement. Each Party agrees that the terms and conditions of this Agreement shall be treated as Confidential Information; provided that each Party may disclose the terms and conditions of this Agreement: (a) to legal counsel; (b) in confidence, to accountants, banks, and financing sources and their advisors; and (c) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement.

        13.     JURISDICTION AND APPLICABLE LAW.

                13.1 Arbitration. Any claim, dispute, or controversy arising out of or in connection with or relating to this Agreement or the breach or alleged breach thereof will be submitted by the Parties to arbitration by the American Arbitration Association in the County of Santa Clara, State of California, United States of America under the commercial rules then in effect for that Association, except as provided herein. The Parties hereby submit to the jurisdiction of, and waive any venue objections against such tribunal. Each Party will choose one arbitrator within 30 days of receipt of the notice of intent to arbitrate. Within 60 days of receipt of the notice of intent to arbitrate, the two arbitrators will choose a neutral third arbitrator who will act as chairman. If no arbitrator is appointed within the times herein provided, or any extension of time which is mutually agreed upon, the Association will make such appointment within 30 days of such failure. The Parties will be entitled to discovery as provided in Sections 1283.05 and 1283.1 of the Code of Civil Procedure of the State of California or any successor provision, whether or not the California Arbitration Act is deemed to apply to the arbitration. The award rendered by the arbitrators will include costs of arbitration, reasonable attorneys' fees, and reasonable costs for expert and other witnesses, and judgment on such award may be entered in any court having jurisdiction thereof. Nothing in this Agreement will be deemed as preventing either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute as necessary to protect either Party's name, proprietary information, trade secrets, know how, or any other proprietary rights.

                13.2 Governing Law. This Agreement shall be governed by and construed under the laws of the United States and the State of California.

        14.     FORCE MAJEURE.

        If the performance of this Agreement or any obligations hereunder is prevented, restricted, or interfered with by the reasons of acts of God, acts of an governmental authority, riot, revolution, fires, or war, or other cause beyond the reasonable control of the Parties hereto ("Force Majeure"), the Party so effected shall be excused from such performance until such Force Majeure is removed, provided that the Party so effected shall use its best efforts to avoid or remove such causes of non-performance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

        15.     MISCELLANEOUS.

                15.1 Audit Rights. Each Party shall retain the supporting books and records for each period for at least three (3) years after the submission of the corresponding payment referenced in this Agreement. Upon ten
(10) business days prior notice to a Party (the "Examined Party"), the other Party ("Examining Party") and its representatives may have access to the Examined Party's books and records to conduct an audit (an "Examination") on a semi-annual basis during the term of the Agreement, for the purpose of verifying the accuracy of payments and compliance with this Agreement. Examinations shall be conducted during regular business hours, shall not unreasonably interfere with an Examined Party's normal business and shall last no longer than three (3) business days. Prior to conducting an Examination, each auditor shall sign any confidentiality agreement reasonably requested by the Examined Party. The auditors shall report to both Parties only whether there has been any underpayment and, if so, the amount thereof. Such Examination shall be solely at the Examining Party's expense. However, if the Examined Party has underpaid the Examining Party by more than five percent (5%) for any continuous three (3) month period under Examination, then the Examined Party shall be responsible for prompt payment of the cost of such Examination, in addition to payment of the discrepancy amount.

                15.2 Compliance with Export Control. The Parties agree not to export or re-export, directly or indirectly, (i) any technical data received from the other Party pursuant to this Agreement, or (ii) any product, process, or technical data using such received technical data, to any country to which such export or re-export is restricted or prohibited by United

States or other relevant laws, without obtaining prior written authorization from the relevant government authorities as required by such laws.

                15.2 Waiver. Any waiver of breach or default pursuant to this Agreement shall not be a waiver of any other subsequent breach or default. Failure or delay by either Party to enforce any term or condition of this Agreement shall not constitute a waiver of such term or condition.

                15.3 Severability. To the extent that any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, that provision notwithstanding, the remaining provisions of this Agreement shall remain in full force and effect and such invalid or unenforceable provision shall be deleted.

                15.4 Assignment. Neither party may assign, voluntarily, by operation of law, or otherwise, any rights or delegate any duties under this Agreement (other than the right to receive payments) without the other Party's prior written consent, and any attempt to do so without that consent will be void. This Agreement will bind and inure to the benefit of the Parties and their respective successors and permitted assigns.

                15.5 Authority. Each Party warrants to the other Party that it has the authority to enter into this Agreement and that all necessary corporate or other approvals have been or will be obtained.

                15.6 Notices. Any notice required or permitted pursuant to this Agreement shall be in writing delivered by hand, overnight courier, telecopy, facsimile, or certified or registered mail to the address listed below and shall be effective upon receipt:

Notices to Neoforma:

        Neoforma, Inc.
        3255-7 Scott Boulevard
        Santa Clara, California 95054

With a copy to:

        John A. Kostrubanic, Esq.
        Pepe & Hazard LLP
        150 Federal Street, 28th Floor
        Boston, Massachusetts 02110-1745

Notices to ECRI

        Emergency Care Research Institute
        5200 Butler Pike
        Plymouth Meeting, Pennsylvania 19462-1298

With a copy to:

        -----------------------------------

        -----------------------------------

        -----------------------------------

                15.7 Amendment. No alternation, waiver, cancellation, or any other change or modification in any term or condition of this Agreement, or any agreement contemplated to be negotiated or reached pursuant to the terms of this Agreement, shall be valid or binding on either Party unless made in writing and signed by duly authorized representatives of both Parties.

                15.8 Counterparts. This Agreement may be executed in one or more counterparts, including facsimiles, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall be deemed to constitute a single instrument.

                15.9 Entire Agreement. The terms and conditions herein contained, including all Exhibits hereto, constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede any previous agreements and understandings, whether oral or written, between the Parties hereto with respect to the subject matter hereof.

                15.10 Construction. This Agreement is the product of negotiation between the Parties and their respective counsel. This Agreement will be interpreted fairly in accordance with its terms and conditions and without any strict construction in favor of either Party. Any ambiguity shall not be interpreted against the drafting Party.

                15.11 Press Releases. The parties agree that they will cooperate in preparing and releasing a joint press release, at the launch of the developments provided for in this Agreement and in connection with the release of any new significant development, that will include, among other things, the following: a quote from an officer of each Party, standard language as is customarily required by ECRI in such press releases, a Press contact and ECRI and Neoforma trademark and service mark information. Each party must provide prior approval of any such release.

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.


Neoforma, Inc.                          Emergency Care Research Institute

By: /s/ Wayne McVicker                  By: /s/ Ronni P. Solomon
   --------------------------------        -------------------------------------
Name:  Wayne McVicker                   Name: Ronni P. Solomon
Title: Vice President                         Title: Vice President
Date:  May 14, 1999                           Date:  May 14, 1999

                                 NEOFORMA, INC.
                             3255-7 SCOTT BOULEVARD
                          SANTA CLARA, CALIFORNIA 95054

                                 August 23, 1999

VIA FACSIMILE

Anthony J. Montagnolo, Vice President
   of Technology Planning
Ronni P. Solomon, Vice President
   of Legal Affairs and Risk Management Services
Emergency Care Research Institute
5200 Butler Pike
Plymouth Meeting, Pennsylvania  19462-1298
Fax No. 610-834-1275

        Re:     Modification to Development and License Agreement

Dear Tony and Ronni:

        This letter is intended as an offer to modify the Development and License Agreement by and between Emergency Care Research Institute ("ECRI") and Neoforma, Inc. ("Neoforma") dated May 14, 1999 (the "Agreement"). This offer is entirely subject to the approval of Neoforma's board of directors. In the event you are agreeable to the terms of this letter, please execute a copy of it and return it to me. I will then present it to Neoforma's board of directors for approval, and if such approval is given this letter shall serve to modify the agreement.

        Defined terms which are not defined in this letter shall have the same meanings as were given to them in the Agreement.

        At such time as this offer is accepted by ECRI and approved by Neoforma's board of directors, the Agreement shall be modified to expand the definition of ECRI Content and Services and develop the terms of the Co-branding arrangement as follows:

                (i) Exhibit F to the Agreement shall be replaced by the revised Exhibit F, attached hereto, which expands the definition of "ECRI Content and Services" contained in Section 1.3 of the Agreement to include the ECRI products listed on the attached Exhibit F.

Anthony J. Montagnolo, Vice President
Ronni P. Solomon, Vice President
August 23, 1999
Page 2

                (ii) The attached Exhibit G.1 shall be added as Exhibit G.1 to the Agreement so as to set forth additional terms and conditions of the Co-branding arrangements between ECRI and Neoforma.

        Should you wish to accept this offer please execute a copy of this letter below and return it to me no later than 5:00 p.m. Eastern Time on August 24, 1999. Please do not hesitate to call me should you have any questions regarding this offer.


                                        Sincerely,

                                        Frederick Ruegsegger
                                        Chief Financial Officer


Emergency Care Research Institute

By: /s/ Ronni P. Solomon
   ----------------------------------
   Ronni P. Solomon
   Vice President, duly authorized

                                   EXHIBIT A


                NEOFORMA - PLANNING SYSTEM DEVELOPMENT SCHEDULE
                      ADVERTISING REVENUE APPLICATION [*]

-----------------------------------------------------------------------------------------------
DELIVERABLE              DUE DATE       ECRI ACCEPTANCE CRITERIA              ACCEPTANCE PERIOD
-----------------------------------------------------------------------------------------------
[*]                      [*]            None                                  N/A
[*]                      [*]            None                                  N/A
[*]                      [*]            Review how ECRI fields are mapped to
                                        Neoforma fields                       1 week
[*]                      [*]            None                                  N/A
[*]                      [*]            None                                  N/A

                  ECRI - PLANNING SYSTEM DEVELOPMENT SCHEDULE
                      ADVERTISING REVENUE APPLICATION [*]


-----------------------------------------------------------------------------------------------------
DELIVERABLE              DUE DATE       NEOFORMA ACCEPTANCE CRITERIA                ACCEPTANCE PERIOD
-----------------------------------------------------------------------------------------------------
[*]                      [*]            Review all fields and tables                [*]
[*]                      [*]            Able to export data into Neoforma system    [*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B: PLANNING ADVERTISING MODEL PROJECTION

DRAFT COPY     NEOFORMA CONFIDENTIAL

5/4/99

FEATURED PRODUCTS REVENUE

FEATURED PRODUCTS                            APR-99    MAY-99    JUN-99    JUL-99    AUG-99    SEP-99   OCT-99   NOV-99   DEC-99
-----------------                            ------    ------    ------    ------    ------    ------   ------   ------   ------
Unique room types                    [*]       [*]       [*]       [*]       [*]       [*]      [*]      [*]      [*]      [*]
Featured products per room
Price per product per month
Occupancy rate
Featured services per room
Price per service per month
Occupancy rate
Unique department types
Featured products per department
Price per product per month
Occupancy rate
Featured services per department
Price per service per month
Occupancy rate

NOTED PRODUCTS
Specific rooms
Featured products per room
Price per product per month
Occupancy rate

Total advertising revenue
ECRI partner revenue share
Contingent partner revenue share
TOTAL REVENUE AFTER PARTNERS
                                                                                                  TOTAL [*] 1999:

SUBJECT TO ADJUSTMENT BASED ON THE FINAL DELIVERY SCHEDULE

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

NOEFORMA CONFIDENTIAL

JAN-00    FEB-00    MAR-00    APR-00    MAY-00    JUN-00    JUL-00    AUG-00    SEP-00    OCT-00    NOV-00   DEC-00
-------------------------------------------------------------------------------------------------------------------
 [*]       [*]       [*]       [*]       [*]       [*]       [*]       [*]       [*]       [*]       [*]       [*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C:  PLANNING APPLICATION
ADVERTISING MODEL DESCRIPTION

PICASSO SPECIFICATION
Version 2 - 4/22/99 7:00

Table of Contents

1. CURRENT STATUS
   1.1 Background
   1.2 Status

2. PICASSO NEEDS
   2.1 [*]
   2.2 [*]
   2.3 [*]

3. SPECIFICATIONS FOR PICASSO
   3.1 Goals
   3.2 Scope
   3.3 Users
   3.4 List of proposed features
   3.5 Feature description and impact analysis

4. EXTERNAL INTERFACES

5. PERFORMANCE
   5.1 Availability
   5.2 Response time
   5.3 Scalability

6. ROLLOUT
   6.1 Backwards compatibility
   6.2 User notification

7. TEST REQUIREMENTS
   7.1 Test documents
   7.2 Test schedule


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1.  CURRENT STATUS

1.1 BACKGROUND
Neoforma.com has always been conceived of as a site to display planning information as a solution for people working throughout the facility life cycle (design, planning, outfitting, and occupancy). Planning is also a gateway into product information and purchasing.

1.1.1 Issues
-  [*]
-  [*]
-  [*]
-  [*]
-  [*]

1.2 CURRENT STATUS
Neoforma.com currently displays information for 1000 rooms in the Center for Advanced Medicine in Chicago (CAM). Information includes panoramic images for rooms, floor plans, department layouts, room and department descriptions, and product categories associated with each room. The rooms are searchable; users can also search for products and find rooms in which those products appear.

2.  PICASSO NEEDS

Picasso must provide a way to:

2.1 [*]
2.2 [*]
2.3 [*]

Business requirements for Picasso will be available from this document in future revisions.

The outline of the revenue model is:

-  [*]
-  [*]

Attached to this document are suggested business processes and screen prototypes to help reviewers visualize the application and understand how Neoforma will support it.

3.  SPECIFICATIONS FOR PICASSO FEATURES


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

3.1 GOALS

The goals for this project are to add planning features and content to neoforma.com as well, balance load across the site and servers, and develop revenue streams.

3.2 SCOPE

The scope for this project is substantial and includes:

- [*]
- [*]
- [*]
- [*]
- [*]
- [*]
- [*]

3.3 USERS

The users for this release are all Web site users. A more detailed audience analysis will be added to this document in later revisions.

3.4 PROPOSED FEATURES

[*]
3.4.1   [*]
3.4.2   [*]
3.4.3   [*]
3.4.4   [*]
3.4.5   [*]
3.4.6   [*]
3.4.7   [*]
3.4.8   [*]
3.4.9   [*]
3.4.10  [*]
3.4.11  [*]
3.4.12  [*]
3.4.13  [*]
3.4.14  [*]
3.4.15  [*]
3.4.16  [*]
3.4.17  [*]
3.4.18  [*]

FEATURE DESCRIPTION AND IMPACT ANALYSIS

More detailed descriptions of each feature follows [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]


4.   EXTERNAL INTERFACES
There are numerous external interfaces for this project, as each facility multiple interfaces. In addition, there are 2 new software interfaces. More detail on this topic will follow in a later revision.

5.   PERFORMANCE

5.1  AVAILABILITY
Picasso must be available from neoforma.com 24x7. Neoforma will develop service availability requirements and maintenance windows. [*] will operate within these broader site requirements.

5.2  RESPONSE TIME
Acceptable response time should be measured based on 14.4 connect speeds with the understanding that our users will be short on time and patience. Queries should be as rapid as possible and tours should be too, but Engineering will need to determine acceptable performance times.

5.3  SCALABILITY
Picasso must be able to scale to display thousands of rooms in virtual tours reasonably quickly. More details on scalability will be available in this document in future revisions. The number of images and their size will affect performance and will dictate machine resources.

6.   ROLLOUT

6.1  BACKWARDS COMPATIBILITY
This project must support our existing Planning implementation.

6.2  USER NOTIFICATION
There are no user notification issues, but we should take advantage of this opportunity to capitalize on partnerships.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

7.   TEST REQUIREMENTS

7.1  TEST DOCUMENTS
Testing will be based on test documents which will include explicit testing instructions, site areas to test, features, expected behavior, a description of how to log bugs, and appropriate contact points for each exercise.

7.2  TEST SCHEDULE
Testing will be conducted over the course of no fewer than 15 business days with users of varying experience. Exact testing times and the team will be determined at a later date by QA.

                                   EXHIBIT D

                       NEOFORMA - SOURCEBASE DELIVERABLES

-----------------------------------------------------------------------------------------------
DELIVERABLE              DUE DATE       ECRI ACCEPTANCE CRITERIA              ACCEPTANCE PERIOD
-----------------------------------------------------------------------------------------------
[*]                      [*]            None                                  N/A
[*]                      [*]            None                                  N/A
[*]                      [*]            Review how ECRI fields are mapped to
                                        Neoforma fields                       1 week
[*]                      [*]            None                                  N/A
[*]                      [*]            None                                  N/A
[*]                      [*]            Able to export data to ECRI system    N/A

                         ECRI - SOURCEBASE DELIVERABLES


---------------------------------------------------------------------------------------------------
DELIVERABLE              DUE DATE       NEOFORMA ACCEPTANCE CRITERIA              ACCEPTANCE PERIOD
---------------------------------------------------------------------------------------------------
[*]                      [*]            Review all fields and tables              [*]
[*]                      [*]            Able to export data to Neoforma system    [*]
[*]                      [*]            Able to export data to Neoforma system    [*]

                                      [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      [*]



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      [*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                              EXHIBIT E: TRADEMARK
E.1. NEOFORMA

Common-law trademarks

      Neoforma
      The Healthcare Business Community
      Statcity
      Statworld
      Neoforma & Design
      Neoforma.com and Design

E.2. ECRI

      ECRI
      Health Devices Sourcebooks
      Health Devices Sourcebase
      MedPlanOne

                                   EXHIBIT F

                           ECRI CONTENT AND SERVICES

                                                                                                 % OF GROSS
                                                                                % OF GROSS       TO NEOFORMA
                                                                                TO NEOFORMA      IF NEOFORMA
                                                                                  IF ECRI          CLOSES
                                                                                   CLOSES        TRANSACTION
                                                 COMMERCE                       TRANSACTION      (AVAILABLE
                                                 QUOTE NOT        QUOTE         (EFFECTIVE       AFTER 9/99
PRODUCT                                           ALLOWED        REQUIRED          9/99)           RELEASE)
-------                                          ---------       --------       ------------     -----------
Year-2000 Services

Year-2000 Medical Device Assessment
  Planning Support*                                                 [*]             [*]              [*]
Year-2000 Interactive Telephone Seminar Series      [*]                             [*]              [*]
Five Minutes to Midnight: Practical Y2K
  Contingency Plans for Healthcare Facilities       [*]                             [*]              [*]

Technology Assessment, Planning, Procurement, and Management

1999 Health Devices Sourcebook                      [*]                             [*]              [*]
Health Devices System*                              [*]                             [*]              [*]
Healthcare Product Comparison System*               [*]                             [*]              [*]
* In Exhibit F of original Partnership Agreement

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT G.1

                       TERMS AND CONDITIONS OF CO-BRANDING

        The terms and conditions of Co-branding contained in this Exhibit G.1 shall apply to all sales of products comprising the ECRI Content and Services (as listed on Exhibit F to the Agreement) which occur via the Neoforma Web Site.

        In accordance with Section 4.1 of the Agreement, ECRI shall pay to Neoforma a transaction fee in connection with each sale via the Neoforma Web Site of each ECRI product appearing on Exhibit F to the Agreement in the amount (% of Gross) shown on such Exhibit F. The amount of such transaction fee shall vary in accordance with such Exhibit F depending upon which party processes payment for such transaction.

[*] For the purposes of this Exhibit G.1, a "renewal" shall be defined as a sale of any ECRI product which is a continuation of a subscription for such ECRI product. "Renewal" as used herein shall not include (i) any sale of an ECRI product made after 120 days of the expiration of the subscription for such product; or (ii) any sale of an ECRI product to any customer who purchased any other ECRI product whether such sale occurred prior to or after the date of the Agreement.

[*] Such agreement shall be evidenced by a contract for the sale of such product, an invoice for the sale of such product, a purchase order for the sale of such product, the payment for the sale of such product, or the final agreement in any other form of ECRI and the party requesting such price quote for the sale of such product.

        Neoforma shall quote only such prices and terms for the ECRI Content and Services as ECRI shall designate in writing and shall have no right or authority to grant any discount or make any adjustments. ECRI reserves the right to modify any prices at any time and to delete, suspend, or modify any of the ECRI Content and Services at any time; however ECRI will give Neoforma 90 days written notice of its intent to delete or suspend any of the ECRI Content and Services.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.